Exhibit 23.1



                           ROBERT N. CLEMONS, CPA, PA
                                   PO BOX 1670
                           DELAND, FLORIDA 32721-1670





I consent to the use of my report dated February 10, 2003 and financial statements included in the prospectus for Wellstone Communities Inc. and the reference to me under the heading "Experts upon whom we have relied" in its registration statement on form SB-2.






    S/ ROBERT N. CLEMONS, CPA, PA                             February 18, 2003
          Robert N. Clemons, CPA, PA